Exhibit 5.1

OPINION OF COUNSEL OF THE COMPANY

May 10, 2024

Southwest Gas Holdings, Inc.

8360 S. Durango Drive

Las Vegas, Nevada 89113

Ladies and Gentlemen:

As counsel for Southwest Gas Holdings, Inc. (the “Company”), I have examined the Registration Statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission on the date hereof, in connection with the registration under the Securities Act of 1933, as amended, of 2,710,049 shares of the Company’s common stock, $1 par value per share (the “Stock”), pursuant to the provisions of the Southwest Gas Holdings, Inc. 2024 Omnibus Incentive Plan. I also have examined the steps taken by the Company and its Board of Directors (the “Board”) in connection with the authorization and proposed issuance and sale of the Stock, and I am familiar with resolutions adopted by the Board. As to questions of fact material to this opinion, I have relied on certificates or comparable documents of public officials and of officers and representatives of the Company. In rendering the opinion expressed below, I have assumed without verification the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to all originals of all documents submitted to me as copies, and the authenticity of the originals of such copies.

Based on the foregoing, subject to the qualifications, assumptions and limitations stated herein, and upon such other matters as I deem relevant in these circumstances, it is my opinion that subject to the actions authorized by the Board, the Stock, upon issuance and sale thereof in the manner specified in the Registration Statement, will be duly authorized, legally and validly issued, fully paid, and nonassessable outstanding Stock of the Company. The foregoing opinion is limited to the law of the State of Delaware.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and I further consent to the use of my name under the caption “Interests of Named Experts and Counsel” in the Registration Statement and the Prospectus which forms a part thereof. In giving this consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

Respectfully submitted,

/s/ Thomas E. Moran

Thomas E. Moran Vice President, General Counsel/Corporate Secretary